Calculation of Filing Fee Tables
S-8
Gentherm Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value, reserved for issuance under the 2023 Equity Incentive Plan, as amended	Other	176,473		$ 5,630,379.24	0.000087	$ 489.84
Total Offering Amounts:						$ 5,630,379.24		$ 489.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 489.84
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, no par value ("Common Stock") that become issuable under the Gentherm Incorporated 2023 Equity Incentive Plan, as amended (the "2023 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock, as applicable.Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the sum of (i) the product of 166,532 shares of Common Stock reserved for issuance pursuant to certain outstanding equity awards of Modine Manufacturing Company that were converted into the Registrant's equity awards pursuant to that certain Employee Matters Agreement, dated as of October 1, 2026 (the "EMA"), as described in the Registrant's Registration Statement on Form S-4 (File No. 333-297224) ("S-4") and will be administered in accordance with the terms of the 2023 Plan (the "Converted Awards") and $33.57, the average of the high and low prices of shares of Common Stock as reported on the Nasdaq Global Select Market on September 29, 2026, and (ii) the product of 9,941 shares of Common Stock reserved for future issuance pursuant to certain outstanding stock options that were converted into the Registrant's stock options pursuant to the EMA as described in the S-4 and will be administered in accordance with the terms of the 2023 Plan ("Converted Options") and $2.26, the weighted-average exercise price at which such Converted Options may be exercised.Consists of (i) 166,532 shares of Converted Awards, and (ii) 9,941 shares reserved for future issuance pursuant to Converted Options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources